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                                  EXHIBIT 23.1

            Consent of Beard Miller Company LLP, Independent Auditors


Regarding:

Registration Statements, File No. 2-92212, No. 2-98880, No. 33-36509, No. 33-64294, No. 33-82420, and No. 333-82675.

We consent to the incorporation by reference in the above listed Registration Statements of our report dated January 31, 2001, with respect to the consolidated financial statements of Franklin Financial Services Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2000.


/s/ Beard Miller Company LLP
----------------------------


Harrisburg, Pennsylvania
March 22, 2001